EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE - page 1 of 2

         HAROLD'S STORES, INC. RELEASES THIRD QUARTER OPERATING RESULTS

DALLAS, TX - NOVEMBER 27, 2007 - Harold's Stores, Inc. (OTCBB symbol: HLDI) (the "Company"), a chain of upscale ladies' and men's specialty apparel stores, announced today operating results for the third quarter and year-to-date periods ended November 3, 2007.

For the third quarter, the Company reported a net loss of $140,000, or $(0.10) per share, compared to a net loss of $2.1 million, or $(0.41) per share in the comparable period of the previous year. Third quarter 2007 results include a $1.3 million one-time gain from the sale of a building. During the year-to-date period ending November 3, 2007, the net loss was $5.4 million, or $(1.11) per diluted and basic share, compared to a net loss of $8.1 million, or $(1.49) per diluted and basic share, in the comparable period of the prior year.

"Although sales during the third quarter were much weaker than anticipated, the combination of reduced purchase levels and what we believe to be improved merchandise content resulted in higher gross margin dollars for the quarter. Store traffic was down over the prior year during the quarter, but the average sales per customer increased. In addition, selling, general and administrative expenses declined both in the aggregate and as a percentage of sales despite the sales declines. This can be attributed to the expense restructuring efforts undertaken last quarter," said Ron Staffieri, Chief Executive Officer.

For the quarter, overall sales were $21.5 million, compared with $23.3 million for the same period in the previous year, a decrease of 7.8%. Total comparable store sales were down 11.5%, declining 10.7% in the full-price retail stores and 31.1% in the outlets. Direct sales (internet and catalog) were $1.3 million, up 21.7% compared with last year's level of $1.1 million.

For the year-to-date, overall sales were $61.5 million, compared to $63.7 million for the same period in the prior year, a decrease of 3.5%. Total comparable store sales were down 8.3%, declining 7.6% in the full-price retail stores and 22.8% in the outlets. Direct sales (internet and catalog) were $3.9 million, up 13.2% from the year ago level of $3.4 million.

Mr. Staffieri continued, "On December 6, we will be conducting our 2007 annual meeting. At this meeting, we intend to vote on the Company's plans to deregister its shares and become a non-reporting SEC company through a process that will include a reverse stock split immediately followed by a forward stock split in the same amount. Shares that are owned by any shareholder who owns less than 1,000 shares of Common Stock would be converted into the right to receive a cash payment for such shares in an amount equal to $0.30 per share. The purpose of the reverse/forward stock split is to cause the Company's Common Stock to no longer be registered under the Securities Exchange Act of 1934 and save considerable expense. The proposal is expected to be approved at this meeting in light of the controlling shareholders' voting intentions and we expect the reverse/forward split to be effective on the same day. The proxy statement for the annual meeting, which has been distributed to all holders of common stock, contains additional details about the transaction."

Founded in 1948 and headquartered in Dallas, Texas, Harold's Stores, Inc., currently operates 44 upscale ladies' and men's specialty stores in 19 states. The Company's Houston locations are known as "Harold Powell."

Harold's Stores, Inc., wishes to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking. This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competition, pricing pressure, product demand and market acceptance risks, mergers and acquisitions, reliance on key strategic alliances, the ability to attract and retain key employees, the availability of cash for growth, fluctuations in operating results, ability to continue funding operating losses and other risks detailed from time to time in Harold's filings with the Securities and Exchange Commission. These risks could cause the Company`s actual results for 2007 to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Harold's Stores, Inc.

FINANCIAL INFORMATION CONTACT:
Jodi L. Taylor
Chief Financial Officer
Harold's Stores, Inc.
405-329-4045

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

HAROLD'S EARNINGS RELEASE
ADD 1

                     HAROLD'S STORES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands Except Per Share Data)


                                                          13 Weeks Ended             39 Weeks Ended
                                                      -----------------------    -----------------------
                                                      November 3,  October 28,   November 3,  October 28,
                                                         2007         2006          2007         2006
                                                       --------     --------      --------     --------
Sales                                                  $ 21,538     $ 23,353      $ 61,499     $ 63,744

Costs and expenses:
  Costs of goods sold (including occupancy and
   central buying expenses, exclusive of items
   shown separately below)                               14,635       16,523        42,955       46,475
                                                       --------     --------      --------     --------

      Gross margin                                        6,903        6,830        18,544       17,269

  Selling, general and administrative expenses            6,587        7,182        19,922       20,851

  Depreciation and amortization                             740        1,022         2,495        2,738
                                                       --------     --------      --------     --------

      Operating loss                                       (424)      (1,374)       (3,873)      (6,320)

  Interest expense                                        1,044          754         2,900        1,822

  Gain on sale of building                               (1,328)         (18)       (1,364)         (55)
                                                       --------     --------      --------     --------

                                                           (283)         736         1,536        1,767
                                                       --------     --------      --------     --------

Loss before income taxes                                   (140)      (2,110)       (5,409)      (8,087)

Benefit for income taxes                                   --           --            --           --
                                                       --------     --------      --------     --------

Net loss                                               $   (140)    $ (2,110)     $ (5,409)    $ (8,087)
                                                       ========     ========      ========     ========

NET LOSS APPLICABLE TO COMMON
 STOCKHOLDERS:

Net loss                                               $   (140)    $ (2,110)     $ (5,409)    $ (8,087)

Less: Preferred stock dividends and accretion of
preferred stock issuance costs                                2            1             5          369
Less: Cumulated but unpaid preferred stock dividends        502          432         1,483          822
                                                       --------     --------      --------     --------

Net loss applicable to common stockholders             $   (644)    $ (2,543)     $ (6,897)    $ (9,278)
                                                       ========     ========      ========     ========

Net loss per common share:
 Basic                                                 $  (0.10)    $  (0.41)     $  (1.11)    $  (1.49)
 Diluted                                               $  (0.10)    $  (0.41)     $  (1.11)    $  (1.49)

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